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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)     May 26, 1999
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                                    TRW Inc.
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               (Exact Name of Registrant as Specified in Charter)



Ohio                                     1-2384                 34-575430
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(State or Other Jurisdiction          (Commission           (I.R.S. Employer
of Incorporation)                     File Number)        Identification Number)



1900 Richmond Road, Cleveland, OH                                 44124
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(Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code   (216) 291-7000
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.       Other Events

         On May 26, 1999, TRW Inc. (the "Company") issued a press release announcing the sale of $2.4 billion aggregate principal amount of debt securities. The securities consist of $400 million aggregate principal amount of 6 1/2% Notes Due 2002, $700 million aggregate principal amount of 6 5/8% Notes Due 2004, $750 million aggregate principal amount of 7 1/8% Notes Due 2009, and $550 million aggregate principal amount of 7 3/4% Debentures Due 2029. A copy of the press release is attached as Exhibit 99 and is incorporated herein by reference.

         The securities were sold in a private placement inside the United States and outside the United States under Rule 144A and Regulation S, respectively, or under other applicable exemptions from registration under the Securities Act of 1933. The proceeds from the sale of the Securities will be used to repay a portion of the commercial paper borrowings incurred in connection with the Company's acquisition of LucasVarity plc.


Item 7.       Financial Statements and Exhibits

              (a)    Not applicable.
              (b)    Not applicable.
              (c)    Exhibits.

                     (99) Press release issued by TRW Inc., dated May 26, 1999.



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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            TRW Inc.



                                            By:   /s/ William B. Lawrence
                                                  -----------------------------
                                                  William B. Lawrence
                                                  Executive Vice President,
                                                  General Counsel and Secretary


DATE:  May 27, 1999


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                                  EXHIBIT INDEX




   Exhibit Number      Description
   --------------      -----------

        (99)           Press release issued by TRW Inc., dated May 26, 1999.